Adamis Pharmaceuticals Corporation S-1

Exhibit 1.1

[____], 2023

Adamis Pharmaceuticals Corporation
11682 El Camino Real, Suite 300
San Diego, CA 92130

Attn: David J. Marguglio

President and Chief Operating Officer

This letter (the “Agreement”) constitutes the agreement between Maxim Group LLC (the “Placement Agent”) and Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) to certain purchasers (the “Purchasers”) of up to an aggregate of (i) [___] common units (each a “Common Unit” and collectively, the “Common Units”), with each Common Unit consisting of (A) one share (each a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (B) one common stock purchase warrant (each a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”) exercisable immediately and expiring five years after the date of issuance at an exercise price of $[__] per share of Common Stock, and (ii) [____] pre-funded units (each a “Pre-Funded Unit” and collectively, the “Pre-Funded Units”), with each Pre-Funded Unit consisting of (A) one pre-funded warrant (each a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”), with each Pre-Funded Warrant exercisable to purchase one share of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per share, (B) one Warrant. The Common Units, the Pre-Funded Units and the securities included therein (i.e., the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are referred to herein as the “Securities.” The terms of the Placement shall be mutually agreed upon by the Company and the Purchasers, and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser, or an obligation for the Company to issue any Securities or complete the Placement. The purchase price to the Purchasers for each Common Unit is $[__] and the purchase price to the Purchasers for each Pre-Funded Unit is $[__]. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement; provided, however, that the Company shall first approve any such sub-agents. The sale of Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser, in a form reasonably acceptable to the Company and the Purchaser. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A.        Representations of the Company. With respect to the Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater securityholder of the Company, except as set forth in the Purchase Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was filed on [___], 2023, as amended on [______], 2023, and declared effective on [______], 2023 for the registration of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective Purchasers introduced to the Company by Placement Agent, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities, their respective pricings and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness, is hereinafter called the “Preliminary Prospectus”; and the final prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Preliminary Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Preliminary Prospectus, the Transaction Documents, the final terms of the Offering provided to the Purchasers (orally or in writing), and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Preliminary Prospectus, the Final Prospectus and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus or intends to commence a proceeding for any such purpose.

The Original Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Final Prospectus, as of its date, complied or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. The Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement and the Transaction Documents, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (i) have not been filed as required pursuant to the Securities Act or (ii) will not be filed within the requisite time period under the Rules and Regulations. Except for this Agreement and the Transaction Documents, there are no contracts or other documents required to be described in the Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package.

No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act (“Forward-Looking Statement”) contained in the Time of Sale Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

B.          Covenants of the Company. The Company covenants and agrees to use commercially reasonable efforts in order to continue to retain (i) a firm of independent Public Company Accounting Oversight Board (PCAOB) registered public accountants for a period of at least five (5) years after the Closing Date and (ii) a competent transfer agent with respect to the Common Stock for a period of five (5) years after the Closing Date. From the date hereof until 90 days after the Closing Date, without the prior written consent of the Placement Agent, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, this Section 1.B shall not apply in respect of an Exempt Issuance as defined in the Purchase Agreement.

C.          Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus or any prospectus supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

D.          Amendments and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Incorporated Documents or any Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

E.          Copies. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of any Prospectus or prospectus supplement and any amendments and supplements thereto, as the Placement Agent may reasonably request.

E.          No Manipulation. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

SECTION 2.      REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3.      AGREEMENT TO ACT AS PLACEMENT AGENT; COMPENSATION.

A.    On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities pursuant to the Company’s registration statement on Form S-1 (File No. 333-[ ]) (and including any registration statement prepared and filed by the Company in accordance with Rule 462(b) pursuant to the Securities Act) (the “Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Purchasers. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase the Securities and the Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at the closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”). Unless otherwise requested by a Purchaser, the Closing shall occur via “Delivery Versus Payment” (“DVP”), i.e., on the Closing Date, the Company shall issue the Shares directly to the account designated by the Placement Agent and, upon receipt of such Shares, the Placement Agent shall electronically deliver such Shares to the applicable Purchaser and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company, and delivery of the (i) Warrants shall be made via The Depository Trust Company Deposit or Withdrawal at Custodian system for the account of the applicable Purchaser as set forth in the Purchase Agreement, and (ii) Pre-Funded Warrants shall be made to the applicable Purchaser.

B.    In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent and/or their respective designees a cash fee of seven percent (7.0%) of the aggregate gross proceeds raised from the sale of the Securities at the Closing (the “Cash Fee”). The Cash Fee shall be paid on the Closing Date. The Company shall not be required to pay the Placement Agent any fees or expenses except for the Cash Fee, and the reimbursement of all actual travel and other reasonable out-of-pocket expenses up to $15,000 and up to $85,000 for our out-of-pocket legal expenses and clearing agent fees and expenses, with respect to the engagement hereunder. In the event that this Agreement shall terminate prior to the consummation of the Placement, the Placement Agent shall nevertheless still be entitled to reimbursement for its actual expenses on the Termination Date (as defined herein); provided, however, that such expenses shall not exceed $50,000, in the aggregate. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 4.    INDEMNIFICATION.

A.          To the extent permitted by law, with respect to the Securities, the Company will indemnify each Placement Agent and its affiliates, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from any Placement Agent’s willful misconduct, bad faith or gross negligence in performing the services described herein.

B.          Promptly after receipt by a Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which such Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by a Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to such Placement Agent and will pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, any Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be conflict of interest under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld. The Company shall not be liable for any settlement of any action effected without its written consent, which will not be unreasonably withheld.

C.          The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D.          If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, a Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by such Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

E.          These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 5.      ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the earlier of (i) sixty (60) days and (ii) the Closing Date. The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems it necessary to terminate the engagement with respect to itself, such Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees and expenses pursuant to Section 3 hereof and fees with respect to the Securities if sold in the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof, to pay expenses pursuant to Section 3 hereof, and the provisions concerning confidentiality, indemnification and contribution, and no fiduciary relationship and governing law (including the waiver of the right to trial by jury) contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees and expenses due to the Placement Agent shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to such Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6.      PLACEMENT AGENT’S INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 7.      NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8.      CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder and in the Purchase Agreement, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A.          All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B.          The Placement Agent shall have received from outside U.S. corporate counsel to the Company and each intellectual property counsel to the Company, each such counsel’s written opinion, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

C.          The Placement Agent shall have received customary certificates from one or more of the Company’s executive officers, as to the accuracy of the representations and warranties contained in the Purchase Agreement, and a certificate of the Company’s secretary certifying that (i) the Company’s charter documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company.

D.          The Placement Agent shall have received an executed FINRA questionnaire from each of the Company and the Company’s executive officers, directors and holders of at least ten percent (10%) of the Company’s common stock.

E.          The Common Stock shall be registered under the Exchange Act and, as of the Closing Date, the Common Stock shall be listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange and reasonably satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

F.           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

G.         The Company shall have entered into a Purchase Agreement with each of the several Purchasers of the Securities and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

H.         FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 2710 with respect to the Placement and pay all filing fees required in connection therewith.

I.          The Placement Agent shall have received Lock-up Agreements, in form and substance reasonably acceptable to the Placement Agent, executed by each officer and director of the Company.

J.          On the Closing Date, the Company shall have executed and delivered the duly executed warrant agency agreement by and between the Company and the transfer agent, acting as warrant agent.

K.         At the pricing of the Offering and the Closing, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a cold “comfort letter” and a bring-down “comfort letter”, respectively, from the current independent registered public accounting firm of the Company, addressed to the Placement Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus or prospectus supplement, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus.

L.         On the date of this Agreement and on the Closing Date, the Placement Agent shall have received a certificate of the Chief Financial Officer of the Company addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and Placement Agent’s counsel.

M.        Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 9.      GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 10.     ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 11.     NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 12.     PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

MAXIM GROUP LLC

By:
Name:
Title:

Accepted and Agreed to as of the date first written above:

ADAMIS PHARMACEUTICALS CORPORATION

By:
Name: David J. Marguglio
Title: President and Chief Operating Officer

Address for notice:
Adamis Pharmaceuticals Corporation
11682 El Camino Real, Suite 300
San Diego, CA 92130
Attn: David J. Marguglio, President and Chief Operating Officer

[Signature Page to Placement Agency Agreement]